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                              FACTORY CARD OUTLET CORP.

                          1996 EMPLOYEE STOCK PURCHASE PLAN


    The following constitute the provisions of the 1996 Employee Stock Purchase Plan of Factory Card Outlet Corp.


    1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.   DEFINITIONS.

         (a)  "BOARD" shall mean the Board of Directors of the Company.

         (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

         (d) "COMPANY" shall mean Factory Card Outlet Corp., a Delaware corporation, and any Designated Subsidiary of the Company.

         (e) "COMPENSATION" shall mean all base straight time gross earnings, overtime and shift premiums, sales commissions, incentive compensation and bonuses, but shall exclude other compensation.

         (f) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

         (g) "EMPLOYEE" shall mean, with respect to the first Offering Period, any individual who, as of the Enrollment Date, is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. With respect to all other Offering Periods, an Employee is any individual who, as of the Enrollment Date, is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, and who has at least one thousand (1,000) hours of service with the Company. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other

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leave of absence approved by the Company.  Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

         (h)  "ENROLLMENT DATE" shall mean the first day of each Offering
Period.

         (i)  "EXERCISE DATE" shall mean the last day of each Offering Period.

         (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

              (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination (or the last Trading Day prior to the date of determination, if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Board deems reliable, or

              (2) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination (or the last Trading Day prior to the date of determination, if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Board deems reliable, or

              (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

              (4) For purposes of the Enrollment Date under the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final Prospectus included within the Registration Statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock.

         (k) "OFFERING PERIOD" shall mean the period beginning on the first Trading Day of a calendar quarter and ending on the last Trading Day of that calendar quarter. Notwithstanding the above sentence, the first Offering Period shall begin on the effective date of the Company's initial public offering of its Common Stock that is registered with the Securities and Exchange Commission and shall end on the last Trading Day of the first calendar quarter of 1997. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

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         (l)  "PLAN" shall mean this 1996 Employee Stock Purchase Plan.

         (m) "PURCHASE PRICE" shall mean an amount equal to ninety percent (90%) of the Fair Market Value of a share of Common Stock on the Exercise Date. Notwithstanding the above sentence, with respect to the first Offering Period, the Purchase Price shall mean ninety percent (90%) of the Fair Market Value on the Enrollment Date for that Offering Period, as set forth in Section 2(j)(4).

         (n) "RESERVE" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

         (o) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         (p) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

    3.   ELIGIBILITY.

         (a) Any Employee who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary.

    4. OFFERING PERIODS. The Plan shall be implemented through consecutive Offering Periods.. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

    5.   PARTICIPATION.

         (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions and filing it with the office designated by the Company to receive such agreements prior to the applicable Enrollment Date.

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         (b)  Payroll deductions for a participant in the Plan shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof. Unless changed or terminated by a participant under Section 6(c) or Section 10, a participant's subscription agreement for a given Offering Period will be given continued effect for the next following Offering Period.

    6.   PAYROLL DEDUCTIONS.

         (a) At the time an eligible Employee participating in the Plan files his or her subscription agreement, he or she shall elect to have payroll deductions made during an Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she received during the Offering Period. The aggregate total of all payroll deductions accumulated during an Offering Period under this Plan and all other stock purchase plans of the Company may not exceed $5,500.

         (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments in such account.

         (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, and may increase or decrease the rate of his or her payroll deductions during the Offering Period, except that during the first Offering Period, a participant will not be permitted to increase the rate of his or her payroll deductions.

         (d) At the time the option (as hereinafter described) is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.


    7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price. In no event shall an Employee be permitted to purchase during each Offering Period under this Plan and all other employee stock purchase plans of the Company more than the number of shares determined by dividing $5,500 by the applicable Purchase Price. All such purchases shall be subject to the limitations set forth in

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Sections 3(b) and 12 hereof.  Exercise of the option shall occur as provided in
Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.

    8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the number of shares subject to such option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Fractional shares may be purchased and credited to a participant. During a participant's lifetime, the participant's option to purchase shares hereunder is exercisable only by him or her.

    9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the shares shall be credited to an account in the participant's name with a brokerage firm selected by the Company to hold the shares in its street name.

    10.  WITHDRAWAL.

         (a) A participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her options under the Plan at any time by giving written notice of same to the Company. All of the participant's payroll deductions credited to his or her account shall be paid to such participant within two (2) weeks after the Company's receipt of written notice of withdrawal. Such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made during the Offering Period. If a participant withdraws during a given Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

         (b) Upon a participant's ceasing to be an active Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise such participant's options under the Plan shall be returned to such participant, and such participant's options shall be automatically terminated.

         (c) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

    11. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

    12.  STOCK.


         (a) The maximum number of shares of the Company's Common Stock which shall be made available to Employees eligible to participate under the Plan shall be one million (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as

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provided in Section 17 hereof.  If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as the Board shall determine to be equitable.

         (b) The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised and paid in full.

         (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant unless otherwise indicated.

    13.  ADMINISTRATION.

         (a) ADMINISTRATIVE BODY. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

         (b) RULE 16B-3 LIMITATIONS. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

         14. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or the receipt of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

         15. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         16. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the current amount of payroll deductions and the number of shares purchased.

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         17.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.


              (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of price of shares of Common Stock subject to an option.

         (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

         (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all or the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option shall be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase or receive, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely

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common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event that the Company is consolidated with or merged into any other corporation.

    18.  AMENDMENT OR TERMINATION.

         (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 17 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

         (b) Without shareholder consent and without regard to which any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the length of Offering Periods, limit the frequency and/or number of charges permitted in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

    19. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    20. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934,

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as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    21. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18 hereof.

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